UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  August 8, 2003

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 8, 2003, pursuant to the Agreement and Plan of Merger, dated as of March 25, 2003, as amended (the “Merger Agreement”), by and among Riverwood Holding, Inc., which has been renamed Graphic Packaging Corporation, a Delaware corporation (“Registrant”), Riverwood Acquisition Sub LLC, formerly a Delaware limited liability company and a wholly-owned subsidiary of Registrant (“Merger Sub”), and the corporation formerly known as Graphic Packaging International Corporation, formerly a Colorado corporation (“GPIC”), GPIC was merged with and into Merger Sub, with Merger Sub as the surviving company (the “Merger”).  After the Merger, (i) the corporation formerly known as RIC Holding, Inc., formerly a Delaware corporation and a wholly-owned subsidiary of Registrant, was merged with and into Graphic Packaging Holdings, Inc., a Colorado corporation and a wholly-owned subsidiary of GPIC, which was renamed GPI Holding, Inc., (ii) the corporation formerly known as Graphic Packaging Corporation, formerly a Delaware corporation and an indirect, wholly-owned subsidiary of GPIC, was merged with and into Riverwood International Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Registrant, which was renamed Graphic Packaging International, Inc., and (iii) Merger Sub was merged with and into Registrant, with Registrant as the surviving corporation.  The Merger Agreement was approved by the respective boards of directors of Registrant and GPIC, as well as by the stockholders of Registrant, on March 24, 2003 and was approved by the stockholders of GPIC at a special meeting held on August 7, 2003.

Prior to consummation of the Merger, Registrant effected a 15.21-to-one stock split.  Upon completion of the Merger, each outstanding share of GPIC common stock, par value $0.01 per share (the “GPIC Common Stock”), and associated GPIC stockholder were converted into the right to receive one share of Registrant’s common stock, par value $0.01 per share (the “Common Stock”), and associated stockholder rights (the “Purchase Rights”) to purchase preferred stock issued pursuant to the Rights Agreement, dated as of August 7, 2003 (the “Rights Agreement”), between Registrant and Wells Fargo Bank Minnesota, National Association, as Rights Agent.

The issuance of the Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Registrant’s Registration Statement on Form S-4 which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 17, 2003 (Registration No. 333-104928) (as amended, the “Registration Statement”). The proxy statement/prospectus of GPIC and Registrant included in the Registration Statement contains additional information about the Merger, the related transactions and the nature of any material relationships between Registrant and GPIC.

The GPIC Common Stock had been registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “GPK”.  GPIC filed a Form 15 on August 11, 2003 with the SEC to suspend its duty to file reports pursuant to Sections 13 and 15(d) of the Exchange Act in respect of the GPIC Common Stock.

Registrant has filed registration statements on Form 8-A which registered the Common Stock and the Purchase Rights under the Exchange Act.  The Common Stock trades on the NYSE under the symbol “GPK”.

Copies of the Merger Agreement and Amendment No. 1 to the Merger Agreement, listed in Item 7(c) hereto as Exhibit 2.1 and 2.2, respectively, are incorporated herein by reference.  On August 8, 2003, Registrant issued a press release announcing the completion of the Merger.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing descriptions are qualified in their entirety by reference to the Registration Statement and the full text of the exhibits attached hereto or incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

Audited consolidated financial statements of GPIC at December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 were previously filed with the SEC as part of the Registration Statement and are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Interim unaudited condensed consolidated financial statements of GPIC at June 30, 2003 and for the three months and six months ended June 30, 2003 and 2002 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited condensed pro forma combined financial statements are presented to show the estimated effect of the Merger and the related financing transactions and represent the combined company’s pro forma combined balance sheet as of June 30, 2003 and combined statement of operations for the six months ended June 30, 2003 and the year ended December 31, 2002.  In these pro forma combined financial statements, Registrant and its subsidiaries prior to the Merger are referred to as “Riverwood” and GPIC and its subsidiaries prior to the Merger are referred to as “Graphic”.

The following unaudited condensed pro forma combined balance sheet gives effect to the Merger of Riverwood and Graphic and the related financing transactions as if they occurred on June 30, 2003. The accompanying unaudited condensed pro forma combined statements of operations for the six months ended June 30, 2003, and the year ended December 31, 2002 give effect to the Merger and the related financing transactions as if they occurred on January 1, 2002. The unaudited condensed pro forma combined financial statements include adjustments directly attributable to the Merger and related financing transactions that have a continuing impact on the combined company. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The pro forma financial information was prepared using the purchase method of accounting, with Riverwood treated as the acquirer for accounting purposes. Under purchase accounting, the total cost of the Merger is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the Merger. A preliminary allocation of the cost of the Merger has been made based upon currently available information and management’s estimates. The actual allocation and its effect on results of operations may differ significantly from the pro forma amounts included herein.

The pro forma information is based on historical financial statements. The pro forma information has been prepared in accordance with the rules and regulations of the SEC and is provided for comparison and analysis purposes only. The unaudited condensed pro forma combined financial statements do not purport to represent the combined company’s results of operations or financial condition had the Merger and related financing transactions actually occurred as of such dates or of the results that the combined company would have achieved after the Merger. The unaudited condensed pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Riverwood and Graphic and the notes thereto contained herein and in Registrant’s periodic reports filed with the SEC.

Combined Company
Unaudited Condensed Pro Forma Combined Balance Sheet
As of June 30, 2003
(in thousands)

			Pro Forma Adjustments		Combined Company Condensed Pro Forma Combined
	Historical
	Riverwood	Graphic
Current assets
Cash and cash equivalents	$4,167	$6,959	$—		$11,126
Accounts receivable, net	157,784	76,899	(9,476)	A	225,207
Inventories	174,042	100,371	7,057	B	281,470
Other current assets	11,874	22,589	—		34,463

Total current assets	347,867	206,818	(2,419)		552,266

Properties, net	1,224,530	399,248	106,069	B	1,729,847
Goodwill, net	268,284	391,803	(39,901)	B	620,186
Other intangibles	41,347		28,947	B	201,908
			108,514	B
			23,100	B
Other assets	78,673	28,099	(36,169)	B	118,148
			54,960	B
			(7,415)	B

Total assets	$1,960,701	$1,025,968	$235,686		$3,222,355

Current liabilities
Short-term debt	$96,621	$3,626	$(60,500)	C	$39,747
Accounts payable	94,125	93,673	(9,476)	A	178,322
Interest payable	34,578	9,958	(43,988)	C	548
Other current liabilities	67,396	56,118	—		123,514

Total current liabilities	292,720	163,375	(113,964)		342,131

Long-term debt	1,415,496	471,512	288,602	C	2,175,610
Other liabilities	128,449	85,980	(5,427)	B	216,320
			7,318	B

Total liabilities	1,836,665	720,867	176,529		2,734,061

Redeemable common stock	6,591	—	(6,591)	D	—

Shareholders’ equity
Preferred stock	—	100,000	(100,000)	D	—
Non-redeemable common stock	75	337	1,595	D	2,007
Additional paid-in capital	748,748	412,231	19,800	D	1,180,779
Unearned compensation	—	(2,112)	(6,168)	E	(8,280)
Accumulated deficit	(531,286)	(177,511)	177,511	D	(586,120)
			(54,834)	B
Accumulated other comprehensive loss	(100,092)	(27,844)	27,844	D	(100,092)

Total shareholders’ equity	117,445	305,101	65,748		488,294

Total liabilities and shareholders’ equity	$1,960,701	$1,025,968	$235,686		$3,222,355

See accompanying Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

Combined Company
Unaudited Condensed Pro Forma Combined Statement of Operations
For the Six Months Ended June 30, 2003
(in thousands, except per share data)

			Pro Forma Adjustments		Combined Company Condensed Pro Forma Combined
	Historical
	Riverwood	Graphic

Net sales	$636,633	$535,877	$(30,361)	A	$1,142,149
Cost of goods sold	516,179	474,701	(30,361)	A	965,860
			5,341	B
Selling, general and administrative, research and development expense, and merger and acquisition transaction costs	66,338	39,180	3,753	B	109,271

Operating income	54,116	21,996	(9,094)		67,018
Interest expense, net	(67,588)	(19,113)	14,759	C	(71,942)

(Loss) income before income taxes, equity earnings of affiliates and cumulative effect of change in accounting principle	(13,472)	2,883	5,665		(4,924)
Income tax (expense) benefit	(3,414)	(1,182)	—		(4,596)

(Loss) income before equity earnings of affiliates and cumulative effect of change in accounting principle	(16,886)	1,701	5,665		(9,520)
Equity in net earnings of affiliates	707	—	—		707

(Loss) income before cumulative effect of change in accounting principle	(16,179)	1,701	5,665		(8,813)
Preferred stock dividends declared	—	(5,000)	5,000	D	—

(Loss) income attributable to common stockholders before cumulative effect of change in accounting principle	$(16,179)	$(3,299)	$10,665		$(8,813)

(Loss) per basic share before cumulative effect of change in accounting principle	$(2.14)				$(0.04)

(Loss) per diluted share before cumulative effect of change in accounting principle	$(2.14)				$(0.04)

Weighted average shares outstanding:
Basic	7,555				198,321
Diluted	7,555				198,321

See accompanying Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

Combined Company
Unaudited Condensed Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share data)

			Pro Forma Adjustments		Combined Company Condensed Pro Forma Combined
	Historical
	Riverwood	Graphic
Net sales	$1,247,314	$1,057,843	$(52,852)	A	$2,252,305
Cost of goods sold	984,771	930,581	(52,852)	A	1,870,569
			8,069	B
Selling, general and administrative and research and development expense	121,931	64,620	30,606	B	217,157
Operating income	140,612	62,642	(38,675)		164,579
Interest expense, net	(146,057)	(44,640)	34,348	C	(156,349)
Loss on early extinguishment of debt	(11,509)	(15,766)	—		(27,275)
Income (loss) before income taxes, equity earnings of affiliates and cumulative effect of change in accounting principle	(16,954)	2,236	(4,327)		(19,045)
Income tax (expense) benefit	4,664	(886)	—		3,778

Income (loss) before equity earnings of affiliates	(12,290)	1,350	(4,327)		(15,267)
Equity in net earnings of affiliates	1,028	—	—		1,028

Income (loss) before cumulative effect of change in accounting principle	(11,262)	1,350	(4,327)		(14,239)
Preferred stock dividends declared	—	(10,000)	10,000	D	—

Income (loss) attributable to common stockholders before cumulative effect of change in accounting principle	$(11,262)	$(8,650)	$5,673		$(14,239)

Income (loss) per diluted share before cumulative effect of change in accounting principle	$(1.49)				$(0.07)

Income (loss) per diluted share before cumulative effect of change in accounting principle	$(1.49)				$(0.07)

Weighted average shares outstanding:
Basic	7,565				198,453
Diluted	7,565				201,168

Combined Company
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
(Unaudited)

1.             Basis of Presentation

These unaudited condensed pro forma combined financial statements have been prepared pursuant to the rules and regulations of the SEC and present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the Merger and financing transactions and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Under purchase accounting, the Merger is accounted for such that Riverwood is treated as the acquirer and Graphic as the acquired company. These unaudited condensed pro forma combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transactions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

The pro forma balance sheet was prepared by combining the historical consolidated balance sheet data as of June 30, 2003 of Riverwood and Graphic, assuming the Merger and related financing transactions had occurred on June 30, 2003. The pro forma statement of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 have been prepared by combining the consolidated statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 for Riverwood and Graphic, assuming the Merger and related financing transactions had occurred on January 1, 2002.

The unaudited condensed pro forma combined financial statements do not reflect significant operational and administrative cost savings that management of the combined company estimates may be achieved as a result of the Merger.

2.             Pro Forma Transactions

On March 25, 2003, Registrant and GPIC entered into the Merger Agreement, whereby Registrant would acquire all of the issued and outstanding shares and stock options of GPIC in exchange for the issuance of shares and stock options of Registrant. In connection with the Merger, Riverwood’s and Graphic’s existing bank debt was financed and substantially all of Riverwood’s and Graphic’s existing senior and senior subordinated notes were purchased in tender offers or redeemed. For accounting purposes the purchase price of Graphic is based upon the estimated fair value of Registrant’s stock exchanged plus estimated direct transaction costs to be incurred of approximately $27.5 million (comprised of Riverwood’s financial advisory, legal and accounting fees and excluding Graphic’s merger-related expenses). The estimated fair value of Registrant’s stock of $4.98 per share, giving effect to the 15.21 to 1 split discussed below, used in the calculation of the purchase price is based upon available information and management’s best estimates at this time. The actual fair value of Registrant’s stock and the purchase price may change subject to final valuation. The following table summarizes the components of the total purchase price:

The estimated total purchase consideration is as follows (in thousands and as of June 30, 2003):

	Registrant’s Shares Issued in the Merger	Value
Shares of common stock	83,409	$415,376
Shares exchangeable into common stock	1,147	5,712
Stock options		6,283
Estimated acquisition costs to be incurred by Riverwood		27,500
Graphic preferred stock conversion payment		19,622

Estimated total purchase price, excluding assumed debt		$474,493

The purchase consideration was allocated to assets acquired and liabilities assumed based on the estimated fair value of Graphic’s tangible and intangible assets and liabilities. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited condensed pro forma combined financial statements based on estimates. The actual allocation of purchase price and its effect on results of operations may differ significantly from the pro forma amounts included herein. The excess of the purchase price over the net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The preliminary allocation of the purchase consideration, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date, is as follows (in thousands):

Net liabilities assumed (exclusive of pension and other post-retirement liabilities)	$(525,456)
Properties	505,317
Inventories	107,428
Customer contracts and relationships	108,514
Non compete agreements	23,100
Patents and proprietary technology	28,947
Restricted stock issuance	8,280
Pension and other post-retirement liabilities	(75,598)
Assumed merger-related liabilities	(57,941)
Goodwill	351,902

Estimated total purchase price, excluding assumed debt	$474,493

The amortization of the identifiable intangible assets (customer contracts, patents and proprietary technology and non compete agreements) is reflected as a pro forma adjustment to the unaudited condensed pro forma combined statement of operations. The combined company expects to amortize the estimated fair value of the identifiable intangibles of approximately $160.6 million on a straight-line basis over an estimated useful life of eighteen years except for non compete agreements which have an estimated useful life of one year. In addition, the combined company expects to depreciate the estimated increase of $106.1 million in the fair value of properties on a straight-line basis over an estimated useful life of approximately ten years for the six months ended June 30, 2003 and eleven years for the year ended December 31, 2002. The net effect of this increased amortization and depreciation of $9.1 million for the six months ended June 30, 2003 and $38.7 million for the year ended December 31, 2002, is reflected in the unaudited condensed pro forma combined statements of operations as follows:

	Year ended December 31, 2002	Six months ended June 30, 2003
Cost of goods sold	$8,069	$5,341
Selling, general and administrative, research and development expense, and merger and acquisition transaction costs	30,606	3,753

Total additional amortization and depreciation of intangible assets and properties	$38,675	$9,094

3.             Pro Forma Adjustments

The unaudited condensed pro forma combined financial statements give effect to the transactions described in note 2, as if they had occurred on June 30, 2003 for purposes of the unaudited condensed pro forma combined balance sheet and January 1, 2002 for purposes of the unaudited condensed pro forma combined statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002. The unaudited condensed pro forma combined statements of operations do not include any material non-recurring charges that will arise as a result of the transaction described in note 2. Adjustments in the unaudited condensed pro forma combined financial statements are as follows:

A             Riverwood sells CUK folding boxboard to Graphic for use in certain cartons manufactured by Graphic. This pro forma adjustment eliminates the intercompany sales and cost of goods sold ($30.4 million for the six months ended June 30, 2003 and $52.9 million for the year ended December 31, 2002) and the receivable/payable related to this activity.

B             To reflect preliminary purchase accounting, as discussed in note 2 above including the resulting additional amortization and depreciation of intangible assets and properties. Specifically, the following adjustments have been made to reflect the preliminary purchase accounting:

Increase inventory to sales value	$7,057
Increase plant, property and equipment to market value	106,069
Recognize residual goodwill value	(39,901)
Recognize value of technology and other proprietary intangible assets	28,947
Recognize value of customer relationships	108,514
Recognize value of non compete agreements	23,100
Write-off existing debt issuance costs	(36,169)
Write-off existing debt premium	(5,427)
Record new debt issuance costs	54,960
Recognize additional pension and other retirement liabilities	7,318
Write-off prepaid pension asset	(7,415)
Record Riverwood’s merger-related expenses and debt issuance cost write-offs to the combined company’s retained deficit	(54,834)

C             In connection with the Merger, Riverwood’s and Graphic’s existing bank debt was refinanced and substantially all of Riverwood’s and Graphic’s senior and senior subordinated notes were purchased in tender offers or redeemed.

	Existing Combined Debt at June 30, 2003	Refinanced Pro Forma Combined Debt at June 30, 2003
Bank financing	$762,951	$1,341,053
Senior and senior subordinated notes	1,200,000	850,000
Other debt	24,304	24,304

Total	$1,987,255	$2,215,357

Refinanced pro forma combined debt at June 30, 2003 is classified in the unaudited condensed pro forma combined balance sheet as follows:

Short-term debt	$39,747
Long-term debt	2,175,610

Total debt	$2,215,357

Interest payable on existing debt refinanced was $43,988 at June 30, 2003.

The pro forma adjustments reflect the refinancing of the combined company’s bank financing, senior notes and senior subordinated notes, including the write-off of unamortized debt issuance costs (see note B), premiums (see note B) and other costs from early extinguishment of debt and the recognition of new debt issuance costs related to the refinancing.

The pro forma interest expense adjustments reflect an average variable interest rate of 3.90% for the combined company’s new bank debt and a blended fixed rate of 9.0% on the combined company’s new senior and senior subordinated notes. A 1/8% change in the assumed variable interest rate related to the bank financing, without taking interest rate hedges into account, would change annual pro forma interest expense by approximately $1.7 million. The total blended interest rate on a pro forma basis approximated 5.9% for the six months ended June 30, 2003 and 6.0% for the year ended December 31, 2002. A 1/8% change in the assumed blended fixed rate on the combined company’s new senior and senior subordinated notes would change pro forma interest expense by approximately $1.1 million.

D             To reflect the new equity structure of the combined company, including the following:

•              Conversion of $100 million of Graphic’s convertible preferred stock into common stock (accordingly there is no preferred stock dividend declared)

•              15.21-to-one stock split of Registrant’s common stock

•              Issuance of 2,400,000 shares of common stock and common stock units under GPIC’s long-term incentive plan

•              Change in certain Registrant’s common shares from redeemable to non-redeemable

•              Issuance of one share of Registrant’s common stock for each share of GPIC common stock

Upon completion of the preferred stock conversion and the Merger, approximately 201.0 million fully diluted shares of $0.01 par value of combined company common stock would have been outstanding as of June 30, 2003.

E              To reflect vesting of certain of Graphic’s unearned compensation on the date of Merger and issuance of restricted stock to certain Graphic management employees.

4.             Unaudited Pro Forma Loss Per Share

The following table sets forth the computation of unaudited pro forma basic and diluted income per share before cumulative effect of change in accounting principle (in thousands, except for per share information):

	Year Ended December 31, 2002			Six Months Ended June 30, 2003
	(Loss)	Shares	Per share Amount	(Loss)	Shares	Per share Amount
(Loss) per basic share before cumulative effect of change in accounting principle	$(14,239)	198,453	$(0.07)	$(8,813)	198,321	$(0.04)
Other dilutive equity securities (stock options and shares exchangeable into common stock)	—	2,715		—	—

(Loss) per diluted share before cumulative effect of change in accounting principle	$(14,239)	201,168	$(0.07)	$(8,813)	198,321	$(0.04)

Shares utilized in the calculation of pro forma basic and diluted income per share above give effect to the 15.21 to 1 stock split of Registrant’s common stock, as follows:

	Year Ended December 31, 2002	Six Months Ended June 30, 2003
Weighted average Registrant's shares outstanding	7,565	7,555
Stock split	15.21	15.21

	115,064	114,912
Registrant's shares issued in the Merger	83,389	83,409

	198,453	198,321

Other potentially dilutive securities, in thousands, totaling 21,786 and 20,859 in the six months ended June 30, 2003 and the year ended December 31, 2002 were excluded from the per share calculations above, because of their anti-dilutive effect. The additional securities consist of stock options.

(c)  Exhibits.

Exhibit 2.1

Agreement and Plan of Merger, dated as of March 25, 2003, among Registrant, Merger Sub and GPIC. Attached as Annex A to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (Registration No. 333-104928) of Registrant and incorporated herein by reference.

Exhibit 2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of July 11, 2003, among Registrant, Merger Sub and GPIC. Attached as Annex A to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (Registration No. 333-104928) of Registrant and incorporated herein by reference.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP (for GPIC’s financial statements).

Exhibit 99.1	Press release of Registrant, dated August 8, 2003. †

Exhibit 99.2	Audited consolidated financial statements of GPIC at December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000.

Exhibit 99.3	Interim unaudited condensed consolidated financial statements of GPIC at June 30, 2003 and for the three months and six months ended June 30, 2003 and 2002.

† Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: October 22, 2003
	By:	/s/ STEPHEN A. HELLRUNG
Name: Stephen A. Hellrung
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 2.1

Agreement and Plan of Merger, dated as of March 25, 2003, among Registrant, Merger Sub and GPIC.  Attached as Annex A to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (Registration No. 333-104928) of Registrant and incorporated herein by reference.

Exhibit 2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of July 11, 2003, among Registrant, Merger Sub and GPIC. Attached as Annex A to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (Registration No. 333-104928) of Registrant and incorporated herein by reference.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP (for GPIC’s financial statements).

Exhibit 99.1	Press release of Registrant, dated August 8, 2003. †

Exhibit 99.2	Audited consolidated financial statements of GPIC at December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000.

Exhibit 99.3	Interim unaudited condensed consolidated financial statements of GPIC at June 30, 2003 and for the three months and six months ended June 30, 2003 and 2002.

†              Previously filed